                                                                       EXHIBIT 5


                [GREENBERG TRAURIG ATTORNEYS AT LAW LETTERHEAD]

                                February 10, 2000
MarineMax, Inc.
18167 US Highway 19 North
Suite 499
Clearwater, Florida  33764

         Re: REGISTRATION STATEMENT ON FORM S-3

Ladies & Gentlemen:

         We have acted as legal counsel to MarineMax, Inc. (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about February 10, 2000, under the Securities Act of 1933, as amended, covering an aggregate of 941,457 shares of the Company's common stock, par value $.001 per share, that may be sold from time to time by certain of the Company's shareholders (the "Selling Stockholders") (all such shares of common stock collectively called the "Shares").

         With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

         Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and non-assessable when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been sold by the Selling Stockholders as described in the Registration Statement.

         For purposes of our opinion, we have assumed (i) the payment by the Selling Stockholders (or the prior holders thereof) of the full and sufficient consideration due from them to the Company for such Shares, and (ii) that the Shares have been duly issued, executed, and authenticated by the Company.

         Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under federal securities laws and the General

MarineMax, Inc.
February 10, 2000
Page 2


Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules, and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

         We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                               Very truly yours,

                                               /s/ Greenberg Traurig, LLP
                                               Greenberg Traurig, LLP


                         [GREENBERG TRAURIG LETTERHEAD]